   AmTrust’s Attempt Fails Again:Rectifying The FalsehoodsMay 2018Prepared by Icahn Capital LP

 SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF AMTRUST FINANCIAL SERVICES, INC. FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS OF AMTRUST FINANCIAL SERVICES, INC. WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF AMTRUST FINANCIAL SERVICES, INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV OR UPON REQUEST OF OUR PROXY SOLICITOR, HARKINS KOVLER, LLC, BY TELEPHONE AT +1 (212) 468-5380 OR BY EMAIL AT AFSI@HARKINSKOVLER.COM. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT FILED ON SCHEDULE 14A, BY CARL ICAHN AND HIS AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 17, 2018 (THE “SCHEDULE 14A”). EXCEPT AS OTHERWISE DISCLOSED IN THE SCHEDULE 14A, THE PARTICIPANTS HAVE NO INTEREST IN AMTRUST FINANCIAL SERVICES, INC. OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF AMTRUST FINANCIAL SERVICES, INC.THIS PRESENTATION CONTAINS OUR CURRENT VIEWS ON THE HISTORICAL PERFORMANCE OF AMTRUST AND ITS CURRENT MANAGEMENT AND DIRECTORS, THE VALUE OF AMTRUST SECURITIES, THE CONSIDERATION TO BE RECEIVED BY AMTRUST SHAREHOLDERS IN THE TRANSACTION AND CERTAIN ACTIONS THAT AMTRUST’S BOARD MAY TAKE TO ENHANCE THE VALUE OF ITS SECURITIES. OUR VIEWS ARE BASED ON OUR OWN ANALYSIS OF PUBLICLY AVAILABLE INFORMATION AND ASSUMPTIONS WE BELIEVE TO BE REASONABLE. THERE CAN BE NO ASSURANCE THAT THE INFORMATION WE CONSIDERED AND ANALYZED IS ACCURATE OR COMPLETE. SIMILARLY, THERE CAN BE NO ASSURANCE THAT OUR ASSUMPTIONS ARE CORRECT. AMTRUST’S ACTUAL PERFORMANCE AND RESULTS MAY DIFFER MATERIALLY FROM OUR ASSUMPTIONS AND ANALYSIS. WE HAVE NOT SOUGHT, NOR HAVE WE RECEIVED, PERMISSION FROM ANY THIRD-PARTY TO INCLUDE THEIR INFORMATION IN THIS PRESENTATION. ANY SUCH INFORMATION SHOULD NOT BE VIEWED AS INDICATING THE SUPPORT OF SUCH THIRD PARTY FOR THE VIEWS EXPRESSED HEREIN. OUR VIEWS AND OUR HOLDINGS OF AMTRUST SHARES COULD CHANGE AT ANY TIME. WE MAY SELL ANY OR ALL OF OUR HOLDINGS OR INCREASE OUR HOLDINGS BY PURCHASING ADDITIONAL SECURITIES. WE MAY TAKE ANY OF THESE OR OTHER ACTIONS REGARDING AMTRUST WITHOUT UPDATING THIS PRESENTATION OR PROVIDING ANY NOTICE WHATSOEVER OF ANY SUCH CHANGES (EXCEPT AS OTHERWISE REQUIRED BY LAW). This presentation is not a recommendation or solicitation to buy or sell any securities.FORWARD-LOOKING STATEMENTS:Certain statements contained in this presentation are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance or activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “should,” “may,” “will,” “objective,” “projection,” “forecast,” “management believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology.Important factors that could cause actual results to differ materially from the expectations set forth in this presentation include, among other things, the factors identified in AmTrust’s public filings, including the public filings related to the going-private transaction. Such forward-looking statements should therefore be construed in light of such factors, and the Participants are under no obligation, and expressly disclaim any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.  Disclaimer

 AmTrust: “Icahn’s valuation analysis selectively includes only two levers with mistaken assumptions to advance his own self interests.”Our analysis uses some of the most conservative and realistic valuation methods available – those based on actual market trading multiples. Other methodologies used by Deutsche Bank (DB), such as the dividend discount model (DDM), are not necessary to demonstrate the deal undervalues the company. Further, a DDM, although a common valuation technique, relies on far more estimates and assumptions to create long-term financial projections (not to mention a terminal sale value in 5 to 10 years).DB’s precedent transactions and squeeze-out examples are not, in the aggregate, comparable to the unique business or the unique situation in which AmTrust is in.AmTrust: “Icahn’s distortion of Deutsche Bank’s ROE vs. P/BVPS valuation is fundamentally flawed.”We never made the assumption that management’s ROE target was not long-term and even quoted this in the presentation.When valuing a company we look at the long-term earnings power of the business. In this case, they gave it to us. Even so, they gave no explanation for the step-change from the pre-2017 ten year historical average of ~21% ROE to the current 12-15%, other than it fits their case better.We were actually conservative by not adding the $1bn new tangible book value from the sale of 51% of the Fee Business. By adding this, March 31, 2018 Pro-Forma tangible book value is actually $14.98 per share, and book value is $19.57 per share, thus the transaction undervalues the company by 10% and 31%, respectively.  AmTrust’s Claims Debunked

 AmTrust: “Icahn wrongly asserts that AmTrust’s historical loss ratio, combined ratio and premium growth performance is sustainable..”It is very convenient for the company to suddenly say they are doing a 180 on their growth strategy after a 12 year public history of using M&A and organic growth to build the franchise.We never denied that the expense, loss or combined ratio may be higher than it was during certain historical periods (note combined ratio was in the low 80% range in 2007-2009). We simply stated that compared to peers, there is no reason to believe the company cannot keep its combined ratio in line with the group, thus deserving a multiple closer to them.AmTrust: “Icahn’s analysis uses outdated and widely divergent analyst estimates, resulting in a misleading and meaningless target price.”Comically, the slide which presents these estimates are directly from DB’s fairness opinion presentation.AmTrust: “Icahn uses irrelevant, incorrect and misinformed metrics to confuse shareholders.”Insurance companies are highly regulated at the state level, and therefore are scrutinized by investors using numerous KPIs and solvency tests. Some of these include: total insurance reserves to total assets, loss and loss adjustment expense to policyholder surplus, reserves to premium ratio, reserves to paid losses, IRIS ratio, solvency ratio, initial to ultimate reserves ratio(s), net premiums written to surplus, reserves to surplus, etc, etc. Insurance reserves to total capital is a common way to quickly compare a company’s reserve adequacy to that of its peers. If it were not commonly looked at, would it come up as the first reserve ratio metric in Bloomberg?  AmTrust’s Claims Debunked

 The Special Meeting of Shareholders called to consider and act on the Zyskind/Karfunkel Squeeze-Out is scheduled for June 4.Your vote is important.Vote AGAINST the Zyskind/Karfunkel Squeeze-Out at AmTrust today!If you have any questions, please contact the following individuals:  Vote AGAINST the Transaction  Harkins Kovler, LLCBanks and Brokers Call: +1 (212) 468-5380All Others Call Toll-Free: +1 (800) 339-9883Email: afsi@harkinskovler.com  Icahn Capital LPSusan Gordon+1 (212) 702-4309